EXHIBIT 10.1
Second Amendment to Share Exchange Agreement

WHEREAS, the undersigned are parties to that certain Share Exchange Agreement entered into on September 20, 2005, as amended on September 22, 2005 (collectively referred to herein as the “Share Exchange Agreement”) entered into by and among the shareholders of Skystar Bio-Pharmaceutical Company, a Cayman Island Company (“Skystar”), listed on Schedule I attached (each, a “Skystar Shareholder,” collectively, the “Skystar Shareholders”), on the one hand; and The Cyber Group Network Corporation, a publicly traded Nevada corporation (OTCBB: CGPN.OB) (“CGPN”), R. Scott Cramer, an individual, Steve Lowe, an individual, David Wassung, an individual (all hereinafter referred to collectively as the “CGPN Shareholders”) on the other hand.

WHEREAS, the parties wish to amend the Share Exchange Agreement as set forth herein.

 NOW THEREFORE in consideration of valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby agrees as follows:

1.    Extension of Closing Date. The October 15, 2005 closing deadline set forth in Section 2.1 of the Share Exchange Agreement shall be struck and be replaced with October 31, 2005. All other provisions of the Share Exchange Agreement shall remain the same.

IN WITNESS WHEREOF, the parties have caused this Amendment to Shares Exchange Agreement to be duly executed as of October 14, 2005.

Skystar Bio-Pharmaceutical Company

By:	/s/ Wei Bing Lu
Wei Bing Lu Chairman

Clever Mind International Limited

By:	/s/ Wen Wei
Wen Wei Chairman

/s/ Yuan Tai Wang
Yuan Tai Wang

/s/ Yuan Xue Jian
Yuan Xue Jian

/s/ Sidong Zhu
Sidong Zhu

The Cyber Group Network Corporation

By:	/s/ R. Scott Cramer

R. Scott Cramer Chief Executive Officer

/s/ Steve Lowe
Steve Lowe, President

/s/ David Wassung
David Wassung